The Aaron’s Company, Inc. Q3 2022 Earnings Results October 24, 2022

Special Note Regarding Forward-Looking Information Statements in this presentation regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “remain,” “believe,” “outlook,” “expect,” “assume,” “assumed,” and similar terminology. These risks and uncertainties include factors such as (i) factors impacting consumer spending, including the current inflationary environment, general macroeconomic conditions and rising interest rates; (ii) any ongoing impact of the COVID-19 pandemic due to new variants or efficacy and rate of vaccinations, as well as related measures taken by governmental or regulatory authorities to combat the pandemic (iii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the separation and spin-off of the Aaron’s Business into what is now The Aaron’s Company, Inc. may not be achieved in a timely manner, or at all; (iv) the failure of that separation to qualify for the expected tax treatment; (v) the risk that the Company may fail to realize the benefits expected from the acquisition of BrandsMart U.S.A., including projected synergies; (vi) risks related to the disruption of management time from ongoing business operations due to the BrandsMart U.S.A. acquisition; (vii) failure to promptly and effectively integrate the BrandsMart U.S.A. acquisition; (viii) the effect of the BrandsMart U.S.A. acquisition on our operating results and businesses and on the ability of Aaron's and BrandsMart to retain and hire key personnel or maintain relationships with suppliers; (ix) changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; (x) legal and regulatory proceedings and investigations, including those related to consumer protection laws and regulations, customer privacy, third party and employee fraud, and information security; (xi) the risks associated with our strategy and strategic priorities not being successful, including our e-commerce and real estate repositioning and optimization initiatives or being more costly than anticipated; (xii) risks associated with the challenges faced by our business, including the commoditization of consumer electronics, our high fixed-cost operating model and the ongoing labor shortage; (xiii) increased competition from traditional and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (xiv) financial challenges faced by our franchisees; (xv) increases in lease merchandise write-offs, and the potential limited duration and impact of government stimulus and other government payments made by Federal and State governments to counteract the economic impact of the pandemic; (xvi) the availability and prices of supply chain resources, including products and transportation; (xvii) business disruptions due to political or economic instability due to the ongoing conflict between Russia and Ukraine; and (xviii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Statements in this presentation that are “forward-looking” include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our 2022 financial performance outlook; (iv) the Company’s goals, plans, expectations, and projections regarding the expected benefits of the BrandsMart acquisition; and (v) the expected impact on our 2022 financial performance of additional rounds of government stimulus payments. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this presentation. 1

“This quarter we delivered solid financial results in what remains a challenging economic environment. Our ongoing strategic investments in centralized lease decisioning, e-commerce, the GenNext store program, and BrandsMart all contributed to these positive results as we continue to transform our customers' in-store and digital experience. We have raised the midpoint of our full year 2022 consolidated revenue and earnings outlook provided in July.” Douglas Lindsay CEO, The Aaron’s Company, Inc. Q3 CEO Comments 2

Key Themes of the Quarter 3 ▪ Delivered solid results despite a challenging economic environment ‒ Revenues and adjusted earnings for the Aaron’s Business came in-line with internal expectations • Merchandise deliveries steadily improved throughout Q3 • Centralized lease decisioning and digital servicing & payments platforms drove operational improvements ‒ BrandsMart performed at a high level, with both product sales and e-commerce surpassing internal expectations ▪ Continued investment in three key growth strategies ‒ Growing e-commerce channels at Aarons.com and BrandsMartUSA.com ‒ Expanding Aaron’s high-performing GenNext store program ‒ Value creation opportunities through the BrandsMart acquisition ▪ Initiated a new operational efficiency and optimization restructuring program ‒ Program focused on strengthening operational efficiencies and optimizing overall costs ‒ Continued to execute our real estate repositioning and optimization program ▪ Raised midpoint of full year 2022 outlook ‒ Increased midpoint of consolidated revenues, earnings, and adjusted free cash flow

4 Q3 Highlights

Consolidated Q3 2022 Results of Operations[1]

Results of BrandsMart U.S.A. not included prior to the April 1, 2022 acquisition

	($ in Thousands, except per share)	Three Months Ended September 30, 2022	2021	Variance $	% or bps
Revenues	Consolidated	$ 593,384	$ 452,153	$ 141,231	31.2 %
	Aaron's Business	412,914	452,153	(39,239)	(8.7) %
	BrandsMart	183,341	n/a	n/a	n/a
Gross Profit	Consolidated	$ 297,747	$ 284,642	$ 13,105	4.6 %
	Aaron's Business	257,066	284,642	(27,576)	(9.7) %
	BrandsMart	41,040	n/a	n/a	n/a
Gross Profit Margin %	Consolidated	50.2%	63.0%	--	(1,280) bps
	Aaron's Business	62.3%	63.0%	--	(70) bps
	BrandsMart	22.4%	n/a	n/a	n/a
Net (Loss) Earnings	Consolidated	$ (15,616)	$ 24,348	$ (39,964)	nmf
Adjusted EBITDA[2]	Consolidated	$ 35,208	$ 53,608	$ (18,400)	(34.3) %
	Aaron's Business	42,455	66,790	(24,335)	(36.4) %
	BrandsMart	6,614	n/a	n/a	n/a
Adjusted EBITDA Margin %	Consolidated	5.9%	11.9%	--	(590) bps
	Aaron's Business	10.3%	14.8%	--	(450) bps
	BrandsMart	3.6%	n/a	n/a	n/a
EPS	GAAP Diluted EPS	$ (0.51)	$ 0.73	$ (1.24)	nmf
	Non-GAAP EPS[2]	$ 0.31	$ 0.83	$ (0.52)	(62.7) %
Cash Flow	Cash Provided by Operating Activities	$ 66,795	$ 30,239	$ 36,556	120.9 %
	Adjusted Free Cash Flow[2]	$ 50,071	$ 9,426	$ 40,645	nmf

1. Unallocated Corporate and Elimination categories not shown but are provided in the Q3 2022 Form 10-Q filed on October 24, 2022
2. Non-GAAP reconciliations of Adjusted EBITDA, EPS, Net Debt, and Adjusted Free Cash Flow are included in the Appendix

5

Consolidated Q3 Highlights[1,2]

Following the April 1, 2022 acquisition of BrandsMart U.S.A., The Aaron's Company, Inc. operates two business segments: Aaron's Business[3] and BrandsMart[4]

Revenues


+31.2%
$452.2M
$593.4M
Q3 2021
Q3 2022

Adjusted EBITDA


-34.3%
$53.6M
$35.2M
Q3 2021
Q3 2022

	Q3 2021	Q3 2022
Margin %	11.9%	5.9%

Non-GAAP EPS


-62.7%
$0.83
$0.31
Q3 2021
Q3 2022

Adjusted Free Cash Flow


+431.2%
$9.4M
$50.1M
Q3 2021
Q3 2022

Highlights

- **Revenues** increased YoY, driven by the acquisition of BrandsMart U.S.A. and offset by lower lease revenues and fees and lower retail sales at the Aaron's Business
- **Adjusted EBITDA** and **adjusted EBITDA margin** decreased YoY primarily due to a decrease in gross profit and higher provision for lease merchandise write-offs at the Aaron's Business
  - Partially offset by adjusted EBITDA generated by the BrandsMart acquisition and lower personnel costs at the Aaron's Business
- Net Earnings and **Non-GAAP EPS** decreased YoY
- **Adjusted Free Cash Flow** increased YoY primarily due to higher cash provided by operations driven by lower inventory purchases and incremental proceeds related to sale lease back transactions, partially offset by higher capital expenditures

1. Consolidated results for Q3 2022 include the results of BrandsMart subsequent to the April 1, 2022 acquisition date. Financial results for all periods prior to the April 1, 2022 acquisition do not include BrandsMart
2. Non-GAAP reconciliations of Adjusted EBITDA, EPS, Net Debt and Adjusted Free Cash Flow are included in the Appendix
3. Includes Aaron's branded Company-operated and franchise-operated stores, Aarons.com e-commerce platform, Woodhaven, and BrandsMart Leasing
4. Includes BrandsMart U.S.A. retail stores and the BrandsMartUSA.com e-commerce platform

6

Aaron’s Business Q3 Highlights 7 Revenues Adjusted EBITDA1 Lease Portfolio Size Lease Renewal Rate • Revenues decreased YoY as high inflation impacted customer demand and payment activity, leading to lower lease revenues and retail sales ‒ E-commerce revenues increased 11.1% YoY, representing 16.0% of lease revenues • Same store revenues decreased YoY driven by a lower lease portfolio size, lower lease renewal rates, fewer exercises of early purchase options, and lower retail sales • Adjusted EBITDA and adjusted EBITDA margin decreased YoY, primarily due to a decrease in gross profit and a higher provision for lease merchandise write-offs, partially offset by lower personnel costs ‒ Provision for lease merchandise write-offs was 7.5% as compared to 4.9% in the prior year quarter Highlights $452.2M $412.9M Q3 2021 Q3 2022 -8.7% $66.8M $42.5M Q3 2021 Q3 2022 -36.4% $132.2M $125.8M Q3 2022Q3 2021 -4.8% 89.7% 86.3% Q3 2021 Q3 2022 -340 bps Margin % 14.8% 10.3%Same Store Revenues +4.6% (7.7)% 1. Adjusted EBITDA does not include unallocated corporate expenses; Non-GAAP reconciliations are included in the Appendix

Aaron’s Business Q3 Highlights – E-commerce & GenNext Store Strategy 8 % of Lease Revenues 14.2% 16.0% Q3 2022Q3 2021 +11.1% 8.5% 22.3% Q3 2021 Q3 2022 Q3 2022Q3 2021 +24.0% 64 17122 Q3 2021 195 86 24 Q3 2022 Opened in the Quarter Q3’21 Initial Count Q3’22 Initial Count E-commerce Highlights GenNext Store Highlights New Lease Originations1 Revenues % of Revenues2 GenNext Store Count3 1. Monthly recurring revenue written into the portfolio resulting from new lease agreements 2. As a percent of lease and retail revenues; excludes GenNext stores open less than one month 3. As of October 24, 2022, there were 201 company-operated GenNext stores open

BrandsMart Q3 Highlights

Revenues



$183.3M
Pre-acquisition results not reported
Q3 2021
Q3 2022

	Q3 2021	Q3 2022
Product Sales YoY	+9.6%[1]	(0.5)%

Gross Profit



$41.0M
Pre-acquisition results not reported
Q3 2021
Q3 2022

	Q3 2021	Q3 2022
Margin %	n/a	22.4%

Adjusted EBITDA[2]



$6.6M
Pre-acquisition results not reported
Q3 2021
Q3 2022

	Q3 2021	Q3 2022
Margin %	n/a	3.6%

Product Mix[3]



Furniture & Home Décor
Other
4%
6%
Electronics
35%
56%
Major Appliances

Highlights

- BrandsMart's financial and operating results for all periods prior to the April 1, 2022 acquisition are not included in the total Company consolidated results and are not shown here
- **Revenues** were ahead of internal expectations
  - Product sales decreased slightly YoY as a result of ongoing price deflation in certain consumer electronics categories, offset by strong sales in appliances and e-commerce
  - E-commerce product sales increased 18.0% YoY, representing 9.4% of total product sales
  - Average transaction value increased 2.5% YoY
- **Appliance sales** now represent ~56% of total product sales

1. Financial results for Q3 2021 are prior to the acquisition by The Aaron's Company, Inc. and were not audited; included for comparison purposes only
2. Adjusted EBITDA does not include unallocated corporate expenses; Non-GAAP reconciliations are included in the Appendix
3. Based on Merchandise Product Sales Posted in Q3 2022; excludes Warranty, Installation, Delivery, and other service revenues

9

BrandsMart Q3 Highlights – Average Transaction Value and E-commerce 10 Average Transaction Value Q3 2022Q3 20211 +18.0% % of Product Sales 7.9% 9.4% E-commerce Product Sales2 Q3 20211 Q3 2022 +2.5% 1. Financial results for Q3 2021 are prior to the acquisition by The Aaron’s Company, Inc. and were not audited; included for comparison purposes only 2. Based on Merchandise Product Sales Posted in Q3 2022; excludes Warranty, Installation, Delivery, and other service revenues

11 Balance Sheet and Outlook

$310.6 million $3.5 million (Q3)4 $21.1 million (YTD)5 $274.0 million Balance Sheet and Capital Allocation Debt (As of 9/30/22) Liquidity3 (As of 9/30/22) Returns to Shareholders 12 1. Non-GAAP reconciliations of Adjusted EBITDA, EPS, Net Debt, and Adjusted Free Cash Flow are included in the Appendix 2. Includes cash and cash equivalents 3. As of September 30, 2022, the Company had $37.8 million of cash and $272.8 million of availability under its $550.0 million unsecured credit facility 4.For the three months ended September 30, 2022, the Company paid $3.5 million in dividends 5. For the nine months ended September 30, 2022, the Company paid $10.1 million in dividends and repurchased 516,140 shares of common stock for $11.1 million $37.8 million Cash2 (As of 9/30/22) Company reduced net debt by $45.9 million from the end of the second quarter1

Revised 2022 Outlook[1,2,3]

Raised midpoint of July 25th outlook for consolidated revenues, earnings, and adjusted free cash flow

		Current Outlook[4,5,7]		Previous Outlook[6]	
		Low	High	Low	High
Consolidated	Revenues	**$2.23 billion**	**$2.27 billion**	$2.19 billion	$2.27 billion
	Adjusted EBITDA	**$160 million**	**$170 million**	$150 million	$170 million
	Non-GAAP EPS	**$1.90**	**$2.05**	$1.75	$2.15
	Capital Expenditures	**$105 million**	**$115 million**	$100 million	$120 million
	Adjusted Free Cash Flow	**$70 million**	**$75 million**	$50 million	$60 million
Aaron's Business	Revenues	**$1.68 billion**	**$1.71 billion**	$1.65 billion	$1.71 billion
	Adjusted EBITDA	**$190 million**	**$195 million**	$180 million	$195 million
	Annual Same Store Revenues	**-7.0%**	**-6.0%**	-8.0%	-6.0%
BrandsMart	Revenues	**$550 million**	**$565 million**	$545 million	$565 million
	Adjusted EBITDA	**$20 million**	**$25 million**	$20 million	$25 million

1. See the "Use of Non-GAAP Financial Information" section included in the Appendix
2. BrandsMart outlook represents expected results for the nine months ended December 31, 2022
3. The current and previous outlook for the Aaron's Business and BrandsMart segments does not include unallocated corporate expenses
4. The Company also assumes depreciation and amortization of $85.0 million to $90.0 million
5. Expects a diluted weighted average share count of approximately 31.5 million shares
6. As announced in the Form 8-K filed on July 25, 2022
7. As announced in the Form 8-K filed on October 24, 2022

13

14 Appendix

Use of Non-GAAP Financial Information Non-GAAP net earnings, non-GAAP diluted earnings per share, adjusted free cash flow, net debt, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for 2022 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, a goodwill impairment charge recognized for the Aaron's Business reporting unit, and a one-time, non-cash charge for a fair value adjustment to merchandise inventories. Non-GAAP net earnings and non-GAAP diluted earnings per share for 2021 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges and separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company. The amounts for these pre-tax non-GAAP adjustments, which are tax-effected using estimated tax rates which are commensurate with non-GAAP pre-tax earnings, can be found in the Reconciliation of Net (Loss) Earnings and (Loss) Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Non-GAAP Earnings Per Share Assuming Dilution table in this presentation. The EBITDA and adjusted EBITDA figures presented in this presentation are calculated as the Company’s (loss) earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. Adjusted EBITDA margin is defined as EBITDA as a percentage of revenue. The amounts for these pre-tax non-GAAP adjustments can be found in the Quarterly EBITDA table in this presentation. Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance. Non-GAAP net earnings and non-GAAP diluted earnings per share provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arise from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business. EBITDA and Adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures: • Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. • Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness. • Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting. The adjusted free cash flow figures presented in this presentation and in the presentation dated April 25th and July 25th of 2022 are calculated as the Company’s cash flows provided by operating activities, adjusted for acquisition-related transaction costs and proceeds from real estate transactions, less capital expenditures. Management believes that adjusted free cash flow is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity. Net debt represents total debt less cash and cash equivalents. Management believes that net debt is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity. Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, the Company’s GAAP revenues and earnings before income taxes and GAAP cash provided by operating activities, which are also presented in the presentation. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, adjusted EBITDA and adjusted free cash flow may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner. 15

16 (Unaudited) Three Months Ended September 30, (In Thousands, except per share amounts) 2022 2021 Net (Loss) Earnings $ (15,616) $ 24,348 Income Taxes (4,937) 8,460 (Loss) Earnings Before Income Taxes $ (20,553) $ 32,808 Add: Acquisition-Related Intangible Amortization Expense 2,878 1,035 Add: Restructuring Expenses, Net 14,930 2,899 Add: Separation Costs 220 397 Add: Non-Cash Inventory Fair Value Adjustment 51 — Add: Acquisition-Related Costs 1,659 — Add: Impairment of Goodwill 12,933 — Non-GAAP Earnings Before Income Taxes 12,118 37,139 Income Taxes, calculated using a non-GAAP Effective Tax Rate 2,450 9,577 Non-GAAP Net Earnings $ 9,668 $ 27,562 (Loss) Earnings Per Share Assuming Dilution $ (0.51) $ 0.73 Add: Acquisition-Related Intangible Amortization Expense 0.09 0.03 Add: Restructuring Expenses, Net 0.48 0.09 Add: Separation Costs 0.01 0.01 Add: Non-Cash Inventory Fair Value Adjustment — — Add: Acquisition-Related Costs 0.05 — Add: Impairment of Goodwill 0.42 — Tax Effect of Non-GAAP adjustments (0.24) (0.03) Non-GAAP Earnings Per Share Assuming Dilution2 $ 0.31 $ 0.83 Weighted Average Shares Outstanding Assuming Dilution3 31,138 33,188 1. Results of BrandsMart U.S.A. not included prior to the April 1, 2022 acquisition 2. In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding 3. For the three months ended September 30, 2022, the GAAP Weighted Average Shares Outstanding Assuming Dilution was 30,875 and the Non-GAAP Weighted Average Shares Outstanding Assuming Dilution was 31,138 Reconciliation to Non-GAAP Net Earnings and Non-GAAP Earnings Per Share1

Reconciliation to Adjusted EBITDA by Segment[1]

	(Unaudited) Three Months Ended September 30, 2022					(Unaudited) Three Months Ended September 30, 2021				
(In Thousands)	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net (Loss) Earnings					$ (15,616)					$ 24,348
Income Taxes					(4,937)					8,460
Earnings (Loss) Before Income Taxes	$ 23,493	$ 2,955	$ (46,664)	$ (337)	$ (20,553)	$ 50,006	$—	$ (17,198)	$—	$ 32,808
Interest Expense	—	—	3,151	—	3,151	—	—	322	—	322
Depreciation	18,376	1,237	247	—	19,860	15,582	—	398	—	15,980
Amortization	586	2,371	—	—	2,957	1,202	—	—	—	1,202
EBITDA	$ 42,455	$ 6,563	$ (43,266)	$ (337)	$ 5,415	$ 66,790	$—	$ (16,478)	$—	$ 50,312
Separation Costs	—	—	220	—	220	—	—	397	—	397
Restructuring Expenses, Net	—	—	14,930	—	14,930	—	—	2,899	—	2,899
Impairment of Goodwill	—	—	12,933	—	12,933	—	—	—	—	—
Acquisition-Related Costs	—	—	1,659	—	1,659	—	—	—	—	—
Non-Cash Inventory Fair Value Adjustment	—	51	—	—	51	—	—	—	—	—
Adjusted EBITDA	$ 42,455	$ 6,614	$ (13,524)	$ (337)	$ 35,208	$ 66,790	$—	$ (13,182)	$—	$ 53,608

1. Results of BrandsMart U.S.A. not included prior to the April 1, 2022 acquisition
2. Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing are recognized at retail price. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

17

Reconciliation to Adjusted Free Cash Flow1 18 Reconciliation to Net Debt (Unaudited) Three Months Ended September 30, (In Thousands) 2022 2021 Cash Provided by Operating Activities $ 66,795 $ 30,239 Add: Proceeds from Real Estate Transactions 7,537 817 Add: Acquisition-Related Transaction Costs 1,747 — Less: Capital Expenditures (26,008) (21,630) Adjusted Free Cash Flow $ 50,071 $ 9,426 (Unaudited) Three Months Ended September 30, Three Months Ended June 30, $ Change (In Thousands) 2022 2022 Debt $ 273,961 $ 310,332 $ (36,371) Less: Cash and Cash Equivalents 37,779 28,249 9,530 Net Debt $ 236,182 $ 282,083 $ (45,901) 1. Results of BrandsMart U.S.A. not included prior to the April 1, 2022 acquisition

Reconciliation to 2022 Current Outlook[1] for Adjusted EBITDA

	Fiscal Year 2022 Ranges		
(In Thousands)	Aaron's Business	BrandsMart	Consolidated Total
Estimated Net Loss			$(3,100) - $(600)
Income Taxes			$(8,400) - $(6,400)
Projected Earnings (Loss) Before Income Taxes	$116,000 - $119,000	$(13,000) – $(9,000)	$(11,500) - $(7,000)
Interest Expense	-	-	$12,500 - $13,000
Depreciation and Amortization	$74,000 - $76,000	$10,000 - $11,000	$85,000 - $90,000
Projected EBITDA	$190,000 - $195,000	$(3,000) - $2,000	$86,000 - $96,000
Other Adjustments, Net[2,3]	-	$23,000	$74,000
Projected Adjusted EBITDA	**$190,000 - $195,000**	**$20,000 - $25,000**	**$160,000 - $170,000**

Reconciliation to 2022 Current Outlook[1] for Non-GAAP Earnings Per Share

	Fiscal Year 2022 Ranges	
	Low	High
Projected Earnings Per Share Assuming Dilution	$(0.15)	$0.10
Add Sum of Other Adjustments[4]	$2.05	$1.95
Projected Non-GAAP Earnings Per Share Assuming Dilution	**$1.90**	**$2.05**

Reconciliation to 2022 Current Outlook[1] for Adjusted Free Cash Flow

	Fiscal Year 2022 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$147,200 - $162,200
Add: Proceeds from Real Estate Transactions	$15,000
Add: Acquisition-Related Transaction Costs	$12,800
Less: Capital Expenditures	$(105,000) – $(115,000)
Adjusted Free Cash Flow	**$70,000 - $75,000**

1. As announced in the Form 8-K filed on October 24, 2022
2. For BrandsMart Other Adjustments, Net includes a one-time, non-cash charge for a fair value adjustment to BrandsMart merchandise inventories
3. For Consolidated outlook, Other Adjustments, Net includes non-GAAP charges related to goodwill impairment charges, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, and BrandsMart one-time acquisition-related costs
4. Includes the non-GAAP charges related to goodwill impairment charges, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, BrandsMart one-time acquisition-related costs, and a one-time, non-cash charge for a fair value adjustment to BrandsMart merchandise inventories

19

Reconciliation to 2022 Previous Outlook[1] for Adjusted EBITDA

	Fiscal Year 2022 Ranges		
(In Thousands)	Aaron's Business	BrandsMart	Consolidated Total
Estimated Net Earnings			\$10,000 - \$24,000
Income Taxes			\$250 - \$750
Projected Earnings Before Income Taxes	\$105,000 - \$118,000	\$(11,000) – \$(8,000)	\$10,250 - \$24,750
Interest Expense	-	-	\$10,500 - \$11,000
Depreciation and Amortization	\$75,000 - \$77,000	\$8,000 - \$10,000	\$85,000 - \$90,000
Projected EBITDA	\$180,000 - \$195,000	\$(3,000) - \$2,000	\$105,750 - \$125,750
Other Adjustments, Net[2,3]	-	\$23,000	\$44,250
Projected Adjusted EBITDA	**\$180,000 - \$195,000**	**\$20,000 - \$25,000**	**\$150,000 - \$170,000**

Reconciliation to 2022 Previous Outlook[1] for Non-GAAP Earnings Per Share

	Fiscal Year 2022 Ranges	
	Low	High
Projected Earnings Per Share Assuming Dilution	\$0.30	\$0.80
Add Sum of Other Adjustments[4]	\$1.45	\$1.35
Projected Non-GAAP Earnings Per Share Assuming Dilution	**\$1.75**	**\$2.15**

Reconciliation to 2022 Previous Outlook[1] for Adjusted Free Cash Flow

	Fiscal Year 2022 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	\$126,500 - \$154,000
Add: Proceeds from Real Estate Transactions	\$12,000 - \$14,000
Add: Acquisition-Related Transaction Costs	\$11,500
Less: Capital Expenditures	\$(100,000) – \$(120,000)
Adjusted Free Cash Flow	**\$50,000 - \$60,000**

1. As announced in the Form 8-K filed on July 25, 2022
2. For BrandsMart Other Adjustments, Net includes a one-time, non-cash charge for a fair value adjustment to BrandsMart merchandise inventories
3. For Consolidated outlook, Other Adjustments, Net includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, and BrandsMart one-time acquisition-related costs
4. Includes the non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, and BrandsMart one-time acquisition-related costs

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